                                          INVESTMENT MANAGEMENT AGREEMENT
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               THIS  AGREEMENT is made this 10th day of December  2001 by and between  American  Skandia  Trust,  a
Massachusetts  business trust (the "Fund"), and American Skandia Investment Services,  Incorporated,  a Connecticut
corporation (the "Investment Manager");

                                                 W I T N E S E T H
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               WHEREAS, the Fund is registered as an open-end,  diversified management investment company under the
Investment  Company  Act of 1940,  as  amended  (the  "Investment  Company  Act"),  and the rules  and  regulations promulgated thereunder; and

               WHEREAS,  the  Investment  Manager is  registered  as an  investment  adviser  under the  Investment
Advisers Act of 1940, as amended (the "Investment Advisers Act"); and

               WHEREAS,  the Fund and the  Investment  Manager desire to enter into an agreement to provide for the management  of the assets of the AST Strong  International  Equity  Portfolio  (the  "Portfolio")  on the terms and conditions hereinafter set forth.

               NOW  THEREFORE,  in  consideration  of the  mutual  covenants  herein  contained  and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

               1.     Management.  The  Investment  Manager shall act as  investment  manager for the Portfolio and
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shall,  in such capacity,  manage the investment  operations of the Portfolio,  including the purchase,  retention, disposition  and lending of  securities,  subject at all times to the  policies  and control of the Fund's Board of
Trustees.  The  Investment  Manager  shall give the  Portfolio  the  benefit  of its best  judgments,  efforts  and facilities in rendering its services as investment manager.

               2.     Duties of Investment  Manager.  In carrying out its obligation under paragraph 1 hereof,  the
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Investment Manager shall:

                      (a)  supervise and manage all aspects of the Portfolio's operations:

                      (b)  provide  the  Portfolio  or obtain for it, and  thereafter  supervise,  such  executive, administrative,  clerical  and  shareholder  servicing  services  as are deemed  advisable  by the Fund's  Board of
Trustees;

                      (c)  arrange,  but not pay  for,  the  periodic  updating  of  prospectuses  and  supplements thereto,  proxy material,  tax returns,  reports to the Portfolio's  shareholders,  reports to and filings with the
Securities and Exchange Commission, state Blue Sky authorities and other applicable regulatory authorities;

                      (d)  provide  to the Board of  Trustees  of the Fund on a regular  basis,  written  financial reports and analyses on the  Portfolio's  securities  transactions  and the  operations  of  comparable  investment companies;

                      (e) obtain and evaluate  pertinent  information about significant  developments and economic, statistical and financial data,  domestic,  foreign or otherwise,  whether  affecting the economy  generally or the
Portfolio,  and whether  concerning  the individual  issuers whose  securities are included in the Portfolio or the activities in which they engage,  or with respect to securities which the Investment  Manager  considers  desirable for inclusion in the Portfolio;

                      (f) determine what issuers and securities  shall be represented in the Portfolio's  portfolio and regularly report them in writing to the Board of Trustees;

                      (g)  formulate  and  implement  continuing  programs  for  the  purchases  and  sales  of the securities of such issuers and regularly report in writing thereon to the Board of Trustees; and

                      (h) take,  on behalf of the  Portfolio,  all actions  which  appear to the Fund  necessary to carry into effect such purchase and sale  programs and  supervisory  functions as aforesaid,  including the placing of orders for the purchase and sale of portfolio securities.

               3.     Broker-Dealer  Relationships.  The Investment Manager is responsible for decisions to buy and
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sell securities for the Portfolio,  broker-dealer  selection,  and negotiation of its brokerage  commission  rates.
The  Investment  Manager shall  determine the  securities to be purchased or sold by the Portfolio  pursuant to its determinations  with or through such persons,  brokers or dealers,  in  conformity  with the policy with respect to brokerage  as set forth in the Fund's  Prospectus  and  Statement  of  Additional  Information,  or as the Board of
Trustees may determine from time to time.  Generally,  the Investment  Manager's  primary  consideration in placing
Portfolio  securities  transactions  with  broker-dealers  for execution is to obtain and maintain the availability of,  execution  at the best net price  and in the most  effective  manner  possible.  The  Investment  Manager  may consider sale of the shares of the  Portfolio,  subject to the  requirements  of best net price and most  favorable execution.

               Consistent with this policy, the Investment Manager will take the following into consideration:  the best net price available;  the reliability,  integrity and financial  condition of the  broker-dealer;  the size of and  difficulty in executing the order;  and the value of the expected  contribution  of the  broker-dealer  to the investment  performance  of  the  Portfolio  on  a  continuing  basis.  Accordingly,  the  cost  of  the  brokerage commissions  to the  Portfolio  may be  greater  than that  available  from  other  brokers  if the  difference  is reasonably  justified by other aspects of the portfolio  execution  services offered.  Subject to such policies and procedures as the Board of Trustees of the Fund may determine,  the Investment  Manager shall not be deemed to have acted  unlawfully  or to have breached any duty solely by reason of its having caused the Portfolio to pay a broker or  dealer  that  provides  research  services  to the  Investment  Manager  for the  Portfolio's  use an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of commission  another broker or dealer would have charged for effecting that transaction,  if the Investment  Manager,  determines in good faith that such amount of commission  was reasonable in relation to the value of the research  services  provided by such
broker,   viewed  in  terms  of  either  that   particular   transaction  or  the  Investment   Manager's   ongoing
responsibilities  with respect to the  Portfolio.  The  Investment  Manager is further  authorized  to allocate the orders  placed  by it on  behalf of the  Portfolio  to such  brokers  and  dealers  who also  provide  research  or statistical  material,  or other services to the Fund or the Investment  Manager.  Such allocation shall be in such amounts and proportions as the Investment  Manager shall  determine and the Investment  Manager will report on said allocations  to the Board of Trustees of the Fund  regularly as requested by the Board and, in any event,  at least once each calendar year if no specific  request is made,  indicating the brokers to whom such allocations have been made and the basis therefor.

               4.     Control by Board of Trustees.  Any investment  program  undertaken by the Investment  Manager
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pursuant to this Agreement,  as well as any other activities  undertaken by the Investment Manager on behalf of the
Fund pursuant thereto, shall at all times be subject to any directives of the Board of Trustees of the Fund.

               5.     Compliance  with  Applicable  Requirements.  In  carrying  out  its  obligations  under  this
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Agreement, the Investment Manager shall at all times conform to:

                      (a) all applicable  provisions of the Investment Company Act and Investment  Advisers Act and
any rules and regulations adopted thereunder, as amended; and

                      (b) the  provisions of the  Registration  Statements of the Fund under the  Securities Act of
1933 and the  Investment  Company  Act,  including  the  investment  objectives,  policies  and  restrictions,  and permissible investments specified therein; and

                      (c)  the provisions of the Declaration of Trust of the Fund, as amended; and

                      (d)  the provisions of the By-laws of the Fund, as amended; and

                      (e)  any other applicable provisions of state and federal law.

               6.     Expenses.  The expenses  connected with the Fund shall be allocable  between the Fund and the
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Investment Manager as follows:

                      (a) The Investment  Manager shall  furnish,  at its expense and without cost to the Fund, the services  of a  President,  Secretary,  and one or more  Vice  Presidents  of the  Fund,  to the  extent  that such additional officers may be required by the Fund for the proper conduct of its affairs.

                      (b) The  Investment  Manager shall further  maintain,  at its expense and without cost to the
Fund, a trading function in order to carry out its obligations  under  subparagraphs  (f), (g) and (h) of paragraph
2 hereof to place orders for the purchase and sale of portfolio securities for the Portfolio.

                      (c) Nothing in subparagraph  (a) hereof shall be construed to require the Investment  Manager to bear:

                      (i) any of the costs  (including  applicable  office space,  facilities and equipment) of the services of a principal  financial  officer of the Fund whose normal duties  consist of  maintaining  the financial accounts  and books and  records of the Fund;  including  the  reviewing  of  calculations  of net asset  value and preparing tax returns; or

                      (ii) any of the costs (including  applicable  office space,  facilities and equipment) of the
services  of  any  of  the  personnel   operating  under  the  direction  of  such  principal   financial  officer.
Notwithstanding  the  obligation  of the Fund to bear the expense of the  functions  referred to in clauses (i) and
(ii) of this subparagraph  (c), the Investment  Manager may pay the salaries,  including any applicable  employment or payroll taxes and other salary costs, of the principal  financial officer and other personnel  carrying out such functions and the Fund shall reimburse the Investment Manager therefor upon proper accounting.

                      (d) All of the ordinary  business  expenses  incurred in the  operations  of the Fund and the offering of its shares  shall be borne by the Fund unless  specifically  provided  otherwise  in this  paragraph 6.
These expenses include but are not limited to brokerage commissions,  legal, auditing,  taxes or governmental fees, the cost of preparing share  certificates,  custodian,  depository,  transfer and shareholder  service agent costs, expenses of issue,  sale,  redemption and repurchase of shares,  expenses of registering and qualifying  shares for sale,  insurance  premiums on property or personnel  (including  officers and  trustees if  available)  of the Fund which inure to its benefit,  expenses  relating to trustee and  shareholder  meetings,  the cost of  preparing  and distributing  reports and notices to shareholders,  the fees and other expenses  incurred by the Fund in connection with  membership  in  investment  company  organizations  and the  cost of  printing  copies  of  prospectuses  and statements of additional information distributed to shareholders.

               7.     Delegation  of  Responsibilities.  Upon the  request of the  Fund's  Board of  Trustees,  the
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Investment  Manager may  perform  services on behalf of the Fund which are not  required  by this  Agreement.  Such services will be performed on behalf of the Fund and the  Investment  Manager's cost in rendering such services may be billed  monthly  to the  Fund,  subject  to  examination  by the  Fund's  independent  accountants.  Payment  or assumption  by the  Investment  Manager of any Fund expense that the  Investment  Manager is not required to pay or assume under this  Agreement  shall not relieve the  Investment  Manager of any of its  obligations to the Fund nor obligate the Investment Manager to pay or assume any similar Fund expense on any subsequent occasion.

               8.    Engagement of Sub-advisors  and  Broker-Dealers.  The Investment  Manager may engage,  subject
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to approval of the Fund's Board of Trustees,  and where required,  the shareholders of the Portfolio, a sub-advisor to provide  advisory  services in relation to the  Portfolio.  Under such  sub-advisory  agreement,  the Investment
Manager may delegate to the sub-advisor the duties outlined in  subparagraphs  (e), (f), (g) and (h) of paragraph 2 hereof.

               9.     Compensation.  The Fund shall pay the Investment  Manager in full  compensation  for services
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rendered  hereunder an annual  investment  advisory fee, payable monthly,  of 1.00% of the average daily net assets of the  Portfolio  not in excess of $75 million;  plus .85% of the  Portfolio's  average  daily net assets over $75 million.

               10.    Expense  Limitation.  If, for any fiscal year of the Fund, the total of all ordinary business
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expenses of the  Portfolio,  including all  investment  advisory and  administration  fees but excluding  brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation ("Portfolio  Expenses"),  would exceed (i) 1.75% on the first  $100  million  of the  Portfolio's  average  daily net  assets,  and (ii) 1.50% with respect to the Portfolio's  average daily net assets over $100 million,  the Investment Manager agrees, if required to do so pursuant to applicable statute or regulatory  authority,  to pay to the Fund such excess expenses no later than the last day of the first month of the next  succeeding  fiscal year of the Fund;  provided that, in the event the most  restrictive  expense limits imposed by any statute or regulatory  authority of any  jurisdiction in which shares of the  Portfolio are offered for sale is at any time  established  at a limit higher than 1.75% or no limit at all,  with  respect to the  Portfolio's  average  daily net assets  over $100  million,  the  Manager  agrees to reimburse  the Fund,  from that point  forward,  for  Portfolio  Expenses  in excess of 1.75% on all of the average daily net assets of the  Portfolio.  For the purposes of this  paragraph,  the term "fiscal year" shall exclude the portion of the Fund's  current  fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.

               11.    Non-Exclusivity.  The  services  of the  Investment  Manager to the  Portfolio  are not to be
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deemed to be  exclusive,  and the  Investment  Manager  shall be free to render  investment  advisory and corporate administrative  or other  services  to  others  (including  other  investment  companies)  and to  engage  in other activities.  It is  understood  and agreed  that  officers  or  directors  of the  Investment  Manager may serve as officers or trustees of the Fund,  and that  officers or trustees of the Fund may serve as officers or directors of the  Investment  Manager to the extent  permitted by law; and that the  officers  and  directors of the  Investment
Manager are not  prohibited  from engaging in any other business  activity or from rendering  services to any other person,  or from serving as  partners,  officers or directors  of any other firm or  corporation,  including  other investment companies.

               12.    Term and  Approval.  This  Agreement  shall  become  effective on December 10, 2001 and shall
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continue in force and effect from year to year,  provided that such  continuance is specifically  approved at least annually:

                      (a)  (i)  by the  Fund's  Board  of  Trustees  or  (ii)  by the  vote  of a  majority  of the
Portfolio's outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act); and

                      (b) by the  affirmative  vote of a  majority  of the  trustees  who are not  parties  to this
Agreement  or  interested  persons of a party to this  Agreement  (other than as Fund  trustees),  by votes cast in person at a meeting specifically called for such purpose.

               13.    Termination.  This  Agreement  may be  terminated  at any time  without  the  payment  of any
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penalty or prejudice to the completion of any transactions  already  initiated on behalf of the Portfolio,  by vote of the Fund's Board of Trustees or by vote of a majority of the Portfolio's  outstanding voting  securities,  or by the  Investment  Manager,  on sixty (60) days' written  notice to the other party.  The notice  provided for herein may be waived by either party.  This Agreement  automatically  terminates in the event of its assignment,  the term
"assignment" for the purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act.

               14.    Liability of Investment Manager and  Indemnification.  In the absence of willful misfeasance,
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bad  faith,  gross  negligence  or  reckless  disregard  of  obligations  or  duties  hereunder  on the part of the
Investment  Manager or any of its  officers,  trustees or  employees,  it shall not be subject to  liability to the
Fund or to any  shareholder  of the  Portfolio  for any act or  omission  in the  course  of,  or  connected  with, rendering  services  hereunder  or for any losses that may be  sustained  in the  purchase,  holding or sale of any security.

               15.    Liability of Trustees and  Shareholders.  A copy of the Agreement and Declaration of Trust of
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the Fund is on file with the Secretary of The Commonwealth of  Massachusetts,  and notice is hereby given that this instrument  is  executed  on behalf of the  trustees  of the Fund as  trustees  and not  individually  and that the obligations  of this  instrument  are not binding upon any of the  trustees or  shareholders  individually  but are binding  only upon the assets and  property  of the Fund.  Federal  and state laws  impose  responsibilities  under certain  circumstances on persons who act in good faith, and therefore,  nothing herein shall in any way constitute a waiver of limitation of any rights which the Fund or Investment Manager may have under applicable law.

               16.    Notices.  Any notices under this  Agreement  shall be in writing,  addressed and delivered or
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mailed  postage paid to the other party at such address as such other party may  designate  for the receipt of such notice.  Until  further  notice,  it is agreed  that the  address  of the Fund  shall be 126 High  Street,  Boston,
Massachusetts,  02110,  and  the  address  of the  Investment  Manager  shall  be  One  Corporate  Drive,  Shelton,
Connecticut 06484.

               17.    Questions  of  Interpretation.  Any  question of  interpretation  of any term or provision of
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this  Agreement  having a counterpart in or otherwise  derived from a term or provision of the  Investment  Company
Act, shall be resolved by reference to such term or provision of the Act and to  interpretations  thereof,  if any, by the  United  States  Courts  or in the  absence  of any  controlling  decision  of any  such  court,  by  rules, regulations or orders of the Securities and Exchange  Commission  issued  pursuant to said Act. In addition,  where the effect of a  requirement  of the  Investment  Company  Act,  reflected in any  provision  of this  Agreement is released by rules,  regulation or order of the Securities and Exchange  Commission,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

               IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                                          AMERICAN SKANDIA TRUST

Attest:                                                   By___________________________________
                                                          Richard G. Davy
___________________________________                       Vice President

                                                          AMERICAN SKANDIA INVESTMENT
                                                          SERVICES, INCORPORATED

Attest:                                                   By___________________________________
                                                          John Birch
___________________________________                       Senior Vice President & Chief Operating Officer